Exhibit 10.5
ALLEGHANY CORPORATION
2002 LONG-TERM INCENTIVE PLAN
     1. PURPOSES OF THE PLAN. The purposes of the Alleghany Corporation 2002 Long-Term Incentive Plan (the “Plan”) are to further the long-term growth of Alleghany Corporation (the “Corporation”), to the benefit of its stockholders, by providing incentives to the officers and employees of the Corporation and its subsidiaries who will be largely responsible for such growth, and to assist the Corporation in attracting and retaining executives of experience and ability on a basis competitive with industry practices. The Plan permits the Corporation to provide incentive compensation of the types commonly known as restricted stock, stock options, stock appreciation rights, performance shares, performance units and phantom stock, as well as other types of incentive compensation.
     2. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the “Committee”). No member of the Committee, during the one year period prior to such membership or during such membership, shall be granted or awarded equity securities pursuant to the Plan or any other plan of the Corporation or any of its affiliates, except as permitted by Rule 16b-3(c)(2)(i) promulgated under the Securities Exchange Act of 1934, as amended, as such Rule may be amended from time to time. Subject to the provisions of the Plan, the Committee shall have exclusive power to select the employees to participate in the Plan, to determine the type, size and terms of awards to be made to each participant selected, and to determine the time or times when awards will be granted. The Committee’s interpretation of the Plan or of any awards granted thereunder shall be final and binding on all parties concerned, including the Corporation and any participant. The Committee shall have authority, subject to the provisions of the Plan, to establish, adopt and revise such rules, regulations, guidelines, forms of agreements and instruments relating to the Plan as it may deem necessary or advisable for the administration of the Plan.
     3. PARTICIPATION. Participants in the Plan shall be selected by the Committee from among the employees of the Corporation and its subsidiaries. The term “employee” shall mean any person (including any officer or director) employed by the Corporation or a subsidiary on a salaried basis. The term “subsidiary” shall mean any corporation a majority of the total combined voting power of whose stock is beneficially owned, directly or indirectly, by the Corporation. Participants may receive multiple awards under the Plan.
     4. AWARDS.
     (a) Types. Awards under the Plan may include, but need not be limited to, cash and/or shares of the Corporation’s common stock, $1.00 par value (“Common Stock”), rights to receive cash and/or shares of Common Stock, and options (“Options”) to purchase shares of Common Stock, including options intended to qualify as incentive stock options under section 422 of the Internal Revenue Code of 1986, as amended, and options not intended so to qualify. The Committee may also make any other type of award deemed by it to be consistent with the purposes of the Plan.

     (b) Certain Qualifying Awards. The Committee, in its sole discretion, may grant an award to any participant with the intent that such award qualifies as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended (a “Qualifying Award”). The right to receive (or retain) any award granted as a Qualifying Award (other than an Option) shall be conditional upon the achievement of performance goals established by the Committee in writing at the time such award is granted. Such performance goals, which may vary from participant to participant and award to award, shall be based upon the attainment of specific amounts of, or increases in, one or more of the following: revenues, operating income, cash flow, income before income taxes, net income, earnings per share, net worth, stockholders’ equity, return on equity or assets or total return to stockholders, whether applicable to the Corporation or any relevant subsidiary or business unit or entity in which the Corporation has a significant investment, or any combination thereof as the Committee may deem appropriate. Prior to the payment of any award granted as a Qualifying Award, the Committee shall certify in writing that the performance goals were satisfied. The maximum number of shares of Common Stock with respect to which Qualifying Awards may be granted to any participant in any calendar year shall be 100,000 shares of Common Stock, subject to adjustment as provided in section 7(a) hereof.
     (c) Deferred Payments. In awarding any right to receive cash and/or shares of Common Stock, the Committee may specify that the payment of all or any portion of such cash and/or shares of Common Stock shall be deferred until a later date. Deferrals shall be for such periods and upon such other terms as the Committee may determine.
     (d) Vesting, Other Performance Requirements and Forfeiture. In awarding any Options or any rights to receive cash and/or shares of Common Stock (including Qualifying Awards), the Committee (i) may specify that the right to exercise such Options or the right to receive payment of such cash and/or shares of Common Stock shall be conditional upon the fulfillment of specified conditions, including, without limitation, completion of specified periods of service in the employ of the Corporation or its subsidiaries, and the achievement of specified business and/or personal performance goals, and (ii) may provide for the forfeiture of all or any portion of any such Options or rights in specified circumstances. The Committee may also specify by whom and/or in what manner the accomplishment of any such performance goals shall be determined.
     (e) Agreements. Any award under the Plan may, in the Committee’s discretion, be evidenced by an agreement, which, subject to the provisions of the Plan, may contain such terms and conditions as may be approved by the Committee, and shall be executed by an officer on behalf of the Corporation and by the recipient of the award.
     5. SHARES OF STOCK SUBJECT TO THE PLAN. Subject to adjustment as provided in section 7(a) hereof, the number of shares of Common Stock which may be paid to participants under the Plan and/or purchased pursuant to Options granted under the Plan shall not exceed an aggregate of 700,000 shares. Shares to be delivered or purchased under the Plan may be either authorized but unissued shares of Common Stock or shares of Common Stock held by the Corporation as treasury shares.

     6. OPTIONS.
     (a) Term of Options. The term of any Option shall be determined by the Committee, but in no event shall any Option be exercisable more than twelve years after the date on which it was granted.
     (b) Option Price; Fair Market Value. The price (“Option Price”) at which shares of Common Stock may be purchased pursuant to any Option shall be determined by the Committee at the time the Option is granted, but in no event shall the Option Price be less than 100 percent of the Fair Market Value of such shares on the date the Option is granted. For purposes of the Plan, Fair Market Value is the mean of the high and low sales prices of the Common Stock on the relevant date as reported on the stock exchange or market on which the Common Stock is primarily traded, or, if no sale is made on such date, then Fair Market Value is the weighted average of the mean of the high and low sales prices of the Common Stock on the next preceding day and the next succeeding day on which such sales were made as reported on the stock exchange or market on which the Common Stock is primarily traded.
     (c) Payment Upon Exercise. Upon exercise of an Option, the Option Price shall be payable to the Corporation in cash, or, at the discretion of the Committee, in shares of Common Stock valued at the Fair Market Value thereof on the date of payment, or in a combination of cash and shares of Common Stock.
     (d) Surrender of Options. The Corporation may, if the Committee so determines, accept the surrender by a participant, or the personal representative of a participant, of an Option, in consideration of a payment by the Corporation equal to the difference obtained by subtracting the aggregate Option Price from the aggregate Fair Market Value of the Common Stock covered by the Option on the date of such surrender, such payment to be in cash, or, if the Committee so provides, in shares of Common Stock valued at Fair Market Value on the date of such surrender, or partly in shares of Common Stock and partly in cash.
     (e) Effect of Expiration, Termination or Surrender of Options. If an Option shall expire or terminate unexercised as to any shares of Common Stock covered thereby, such shares of Common Stock shall not be deducted from the number available under section 5 hereof. If an Option shall be surrendered as provided in section 6(d) hereof, the shares of Common Stock (if any) paid in consideration of such surrender, but not the shares which had been covered by the Option, shall be deducted from the number available under section 5 hereof.
     7. DILUTION AND OTHER ADJUSTMENTS.
     (a) Changes in Capital Structure. In the event of any corporate transaction involving the Corporation (including, without limitation, any subdivision or combination or exchange of the outstanding shares of Common Stock, stock dividend, stock split, spin-off, split-off, recapitalization, capital reorganization, liquidation, reclassification of shares of Common Stock, merger, consolidation, extraordinary cash distribution, or sale, lease or transfer of substantially all of the assets of the Corporation), the Board of Directors of the Corporation shall make such equitable adjustments as it may deem appropriate in the Plan and the awards thereunder, including, without limitation, an adjustment in the total number of shares of Common Stock which may thereafter be delivered or purchased under the Plan and in the maximum number of shares of Common Stock with respect to which awards may be granted to any participant in any year under Section 4(b) hereof. Agreements evidencing Options may include such provisions as the Committee may deem appropriate with respect to the adjustments to be made to the terms of such Options upon the occurrence of any of the foregoing events.
     (b) Tender Offers and Exchange Offers. In the event of any tender offer or exchange offer, by any person other than the Corporation, for shares of Common Stock, the Committee may make such adjustments in outstanding awards and authorize such further action as it may deem appropriate to enable the recipients of outstanding awards to avail themselves of the benefits of such offer, including, without limitation, acceleration of the exercise date of outstanding Options so that they become immediately exercisable in whole or in part, or offering to acquire all or any portion of specified categories of Options for a price determined pursuant to section 6(d) hereof, or acceleration of the payment of outstanding awards payable, in whole or in part, in shares of Common Stock.
     (c) Limits on Discretion to Make Adjustments. Notwithstanding any provision of this section 7 to the contrary, no adjustment shall be made in any outstanding Qualifying Awards to the extent that such adjustment would adversely affect the status of that Qualifying Award as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended.
     8. MISCELLANEOUS PROVISIONS.
     (a) Right to Awards. No employee or other person shall have any claim or right to be granted any award under the Plan.
     (b) Rights as Stockholders. A participant shall have no rights as a holder of Common Stock by reason of awards under the Plan, unless and until certificates for shares of Common Stock are issued to the participant.
     (c) No Assurance of Employment. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any subsidiary.
     (d) Costs and Expenses. All costs and expenses incurred in administering the Plan shall be borne by the Corporation.
     (e) Unfunded Plan. The Plan shall be unfunded. The Corporation shall not be required to establish any special or separate fund nor to make any other segregation of assets to assure the payment of any award under the Plan.

     (f) Withholding Taxes. The Corporation shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such payments and, with respect to awards paid in stock, to require the payment (through withholding from the participant’s salary or otherwise) of any such taxes, but the Committee may make such arrangements for the payment of such taxes as the Committee in its discretion shall determine, including payment with shares of Common Stock.
     (g) Limits on Transferability. No awards under the Plan nor any rights or interests therein shall be pledged, encumbered, or hypothecated to, or in favor of, or subject to any lien, obligation, or liability of a participant to, any party, other than the Corporation or any subsidiary, nor shall such awards or any rights or interests therein be assignable or transferable by the recipient thereof except, in the event of the recipient’s death, to his designated beneficiary as hereinafter provided, or by will or the laws of descent and distribution. During the lifetime of the recipient, awards under the Plan requiring exercise shall be exercisable only by such recipient or by the guardian or legal representative of such recipient. Notwithstanding the foregoing, the Committee may, in its discretion, provide that awards granted pursuant to the Plan (other than an option granted as an incentive stock option) be transferable, without consideration, to a participant’s immediate family members (i.e., children, grandchildren or spouse), to trusts for the benefit of such immediate family members and to partnerships in which such family members are the only partners. The Committee may impose such terms and conditions on such transferability as it may deem appropriate.
     (h) Beneficiary. Any payments on account of awards under the Plan to a deceased participant shall be paid to such beneficiary as has been designated by the participant in writing to the Secretary of the Corporation or, in the absence of such designation, according to the participant’s will or the laws of descent and distribution.
     (i) Nature of Benefits. Awards under the Plan, and payments made pursuant thereto, are not a part of salary or base compensation.
     (j) Compliance with Legal Requirements. The obligation of the Corporation to issue or deliver shares of Common Stock upon exercise of Options or otherwise shall be subject to satisfaction of all applicable legal and securities exchange requirements, including, without limitation, the provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. The Corporation shall endeavor to satisfy all such requirements in such a manner as to permit at all times the exercise of all outstanding Options in accordance with their terms, and to permit the issuance and delivery of shares of Common Stock whenever provided for by the terms of any award made under the Plan.
     9. AMENDMENT OR TERMINATION OF THE PLAN. The Board of Directors of the Corporation, without the consent of any participant, may at any time terminate or from time to time amend the Plan in whole or in part; provided, however, that no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan; and provided, further, that no amendment, without approval of the holders of Common

Stock by an affirmative vote of a majority of the shares of Common Stock voted thereon in person or by proxy, shall (i) increase the aggregate number of shares subject to the Plan (other than increases pursuant to section 7 hereof), (ii) extend the period during which awards may be granted under the Plan, (iii) increase the maximum term for which Options may be issued under the Plan, (iv) decrease the minimum Option Price at which Options may be issued under the Plan, or (v) materially modify the requirements for eligibility to participate in the Plan. With the consent of the participants affected, the Committee may amend outstanding agreements evidencing awards under the Plan, and may amend the terms of awards not evidenced by such agreements, in any manner not inconsistent with the terms of the Plan.
     10. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective when approved at a meeting of stockholders by a majority of the voting power of the Voting Stock (all as defined in the Corporation’s Restated Certificate of Incorporation) present in person or represented by proxy and entitled to vote at such meeting. The Plan shall terminate at the close of business on December 31, 2006, unless sooner terminated by action of the Board of Directors of the Corporation. No award may be granted hereunder after termination of the Plan, but such termination shall not affect the validity of any award then outstanding.
     11. LAW GOVERNING. The validity and construction of the Plan and any agreements entered into thereunder shall be governed by the laws of the State of New York, but without regard to the conflict laws of the State of New York except to the extent that such conflict laws require application of the laws of the State of Delaware.